UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐   Definitive Proxy Statement

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☐   Soliciting Material Pursuant to §240.14a-12

Nuveen Ohio Quality Municipal Income Fund (NUO)

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	PROTECT YOUR INVESTMENT VOTE TODAY!	November 11, 2019
Dear Shareholder:

Vote “FOR” your Board-approved nominees and “AGAINST” the proposal to restructure your Board on the WHITE proxy card

DO NOT vote using any GOLD proxy card: doing so will cancel your support for your Board

The Annual Meeting of Nuveen Ohio Quality Municipal Income Fund (NYSE:NUO) on December 5, 2019 is almost here and your vote is vitally important. A hedge fund managed by Saba Capital Management, L.P. is trying to force NUO to take short-term actions that will benefit them, but will undermine your investment and hurt you:

Vote “FOR” your Board-approved nominees and “AGAINST” the proposal to restructure your Board on the WHITE proxy card.

Please help us defend your investment by supporting your independent, diverse and experienced Board. Under their active stewardship, NUO has delivered:

Compared to Ohio tax-exempt mutual funds, NUO provides more of what you’re looking for as an Ohio resident: double tax-exempt income. NUO’s current distribution rate is the taxable equivalent of more than 6%.

NUO has delivered higher total returns on both net asset value AND market price compared to Ohio tax-exempt mutual funds and its Lipper closed-end fund peers for the trailing 1, 3, 5 and 10 year periods as of 9/30/19.

Competitive Pricing. NUO’s management fee and administrative expenses on total assets are in line with the median of the lowest cost share class of Ohio tax-exempt mutual funds and its Lipper closed-end fund peers.

Please help us ensure that NUO continues to operate in the best interests of long-term shareholders like you and other Ohio residents. Vote today!

Sincerely,

Terence J. Toth

Chair, The Board of Trustees

Nuveen Ohio Quality Municipal Income Fund

VOTING IS EASY

1.  Online – log onto the website listed on the enclosed voting instruction form or proxy card and follow the instructions;

2.  Touch-Tone Phone – call the toll-free number on the enclosed voting instruction form or proxy card and follow the instructions; or

3.  Mail – sign, date and return the enclosed WHITE proxy card or voting instruction form in the enclosed envelope.

Yields as of 10/4/2019. Taxable-equivalent yields based upon combined 45.8% tax rate. Total returns as of 9/30/2019. Past performance is no guarantee of future results. Closed-end and open-end fund peers represented by Lipper Other States Municipal Debt and Morningstar Ohio Municipal Bond categories, respectively, in each case excluding Nuveen funds. Lipper and Morningstar expense data for closed-end and open-end funds, respectively, as of the most recent annual report as of 9/30/19.